UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2007
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices)                        (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 18, 2007, North American Scientific, Inc., a Delaware corporation, and its wholly-owned subsidiary, North American Scientific, Inc., a California corporation (collectively, the “Company”), entered into an Eighth Amendment and Forbearance to the Loan and Security Agreement with Silicon Valley Bank (the “Bank”). The amendment includes: (i) an extension of the maturity date of the loan agreement to the earlier of February 1, 2008 or the date the Company completes its private placement, which is described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 13, 2007, (ii) a forbearance by the Bank from exercising its rights and remedies against the Company, until such time as the Bank determines in its discretion to cease such forbearance, due to the defaults under the Loan Agreement resulting from the Company failing to comply with the tangible net worth covenant in the Loan Agreement as of July 31, 2007, August 31, 2007, September 30, 2007 and October 31, 2007 and (iii) a consent from the Bank to allow the Company to repay its outstanding loan from Mr. John A. Friede in the amount of $250,000.

In connection with the amendment to the loan agreement with the Bank, the Company granted a warrant to the Bank to purchase that number of shares of the Company’s Common Stock as shall be equal to $50,000 divided by the warrant price, which is equal to the lower of (i) the closing price of the Company’s common stock on the date the Company’s Board of Directors approves the issuance of this warrant or (ii) the closing price of the Company’s common stock on date the warrant is issued, subject to adjustment as provided in such warrant. The warrant will expire in five years unless previously exercised.

On December 20, 2007, the Company executed a Third Amendment to the Loan Agreement with Agility Capital, LLC (“Agility”). The amendment includes (i) an extension of the maturity date of the loan agreement to February 1, 2008, (ii) a loan modification and extension fee of $20,000, paid by the Company upon the execution of the amendment, and (iii) a consent from Agility to allow the Company to repay its outstanding loan from Mr. John A. Friede in the amount of $250,000.

In connection with the amendment to the loan agreement with Agility, the Company granted a warrant to Agility to purchase that number of shares of the Company’s Common Stock as shall be equal to $200,000 divided by the warrant price, which is equal to the lowest of (i) the closing price of Company’s Common Stock the day before the issue date of the warrant, as published in The Wall Street Journal on the issue date, or (ii) the average closing price of the Company’s Common Stock for the 30 days before the issue date, or (iii) the price at which Company next issues its Common Stock, subject to adjustment as provided in the warrant. The warrant will expire in seven years unless previously exercised.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: December 21, 2007	By:	/s/ John B. Rush
Name: John B. Rush
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated December 21, 2007.